                                                                    EXHIBIT 99.2

Execution Copy
================================================================================

                                 STEPAN COMPANY

                                   $30,000,000

                    6.86% Senior Notes due September 1, 2015

                                 --------------

                             NOTE PURCHASE AGREEMENT

                                 --------------

                          Dated as of September 1, 2002

================================================================================

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION                                                HEADING                                              PAGE
SECTION 1.          AUTHORIZATION OF NOTES................................................................    1

SECTION 2.          SALE AND PURCHASE OF NOTES............................................................    1

SECTION 3.          CLOSING...............................................................................    1

SECTION 4.          CONDITIONS TO CLOSING.................................................................    2

    Section 4.1.    Representations and Warranties........................................................    2
    Section 4.2.    Performance; No Default...............................................................    2
    Section 4.3.    Compliance Certificates...............................................................    2
    Section 4.4.    Opinions of Counsel...................................................................    2
    Section 4.5.    Purchase Permitted by Applicable Law, Etc.............................................    3
    Section 4.6.    Related Transactions..................................................................    3
    Section 4.7.    Payment of Special Counsel Fees.......................................................    3
    Section 4.8.    Private Placement Number..............................................................    3
    Section 4.9.    Changes in Corporate Structure........................................................    3
    Section 4.10.   Proceedings and Documents.............................................................    3

SECTION 5.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................    3

    Section 5.1.    Organization; Power and Authority.....................................................    4
    Section 5.2.    Authorization, Etc....................................................................    4
    Section 5.3.    Disclosure............................................................................    4
    Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates......................    4
    Section 5.5.    Financial Statements..................................................................    5
    Section 5.6.    Compliance with Laws, Other Instruments, Etc..........................................    5
    Section 5.7.    Governmental Authorizations, Etc......................................................    6
    Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders.............................    6
    Section 5.9.    Taxes.................................................................................    6
    Section 5.10.   Title to Property; Leases.............................................................    6
    Section 5.11.   Licenses, Permits, Etc................................................................    7
    Section 5.12.   Compliance with ERISA.................................................................    7
    Section 5.13.   Private Offering by the Company.......................................................    8
    Section 5.14.   Use of Proceeds; Margin Regulations...................................................    8
    Section 5.15.   Existing Indebtedness; Future Liens...................................................    9
    Section 5.16.   Foreign Assets Control Regulations, Etc...............................................    9
    Section 5.17.   Status under Certain Statutes.........................................................    9
    Section 5.18.   Environmental Matters.................................................................    9

SECTION 6.          REPRESENTATIONS OF THE PURCHASER......................................................   10

    Section 6.1.    Purchase for Investment...............................................................   10
    Section 6.2.    Source of Funds.......................................................................   10

SECTION 7.          INFORMATION AS TO COMPANY.............................................................   11

    Section 7.1.    Financial and Business Information....................................................   11
    Section 7.2.    Officer's Certificate.................................................................   15
    Section 7.3.    Inspection............................................................................   15

SECTION 8.          PREPAYMENT OF THE NOTES...............................................................   16

    Section 8.1.    Required Prepayments..................................................................   16
    Section 8.2.    Optional Prepayments with Make-Whole Amount...........................................   16
    Section 8.3.    Prepayment on Failure of Holders to Consent to Change of Control......................   16
    Section 8.4.    Allocation of Partial Prepayments.....................................................   17
    Section 8.5.    Maturity; Surrender, Etc..............................................................   17
    Section 8.6.    Purchase of Notes.....................................................................   18
    Section 8.7.    Make-Whole Amount.....................................................................   18

SECTION 9.          AFFIRMATIVE COVENANTS.................................................................   19

    Section 9.1.    Compliance with Law...................................................................   19
    Section 9.2.    Insurance.............................................................................   19
    Section 9.3.    Maintenance of Properties.............................................................   20
    Section 9.4.    Payment of Taxes and Claims...........................................................   20
    Section 9.5.    Corporate Existence, Etc..............................................................   20
    Section 9.6.    Payment of Principal, Make-Whole Amount and Interest..................................   20
    Section 9.7.    Keeping of Books......................................................................   20
    Section 9.8.    Guaranty by Subsidiaries..............................................................   21

SECTION 10.         NEGATIVE COVENANTS....................................................................   21

    Section 10.1.   Financial Covenants...................................................................   21
    Section 10.2.   Limitations on Restricted Subsidiaries................................................   22
    Section 10.3.   Limitations on Liens..................................................................   24
    Section 10.4.   Limitations on Guaranties.............................................................   26
    Section 10.5.   Limitations on Investments............................................................   26
    Section 10.6.   Limitations on Dividends..............................................................   27
    Section 10.7.   Limitations on Dispositions of Stock or Indebtedness of Restricted Subsidiaries.......   27
    Section 10.8.   Limitations on Mergers, Consolidations and Sales of Assets............................   28
    Section 10.9.   Limitations on Sale-and-Leasebacks....................................................   29
    Section 10.10.  Limitations on Rentals................................................................   29
    Section 10.11.  Transactions with Affiliates..........................................................   30

SECTION 11.         EVENTS OF DEFAULT.....................................................................   30

SECTION 12.         REMEDIES ON DEFAULT, ETC..............................................................   32

    Section 12.1.   Acceleration..........................................................................   32
    Section 12.2.   Other Remedies........................................................................   33
    Section 12.3.   Rescission............................................................................   33
    Section 12.4.   No Waivers or Election of Remedies, Expenses, Etc.....................................   33

SECTION 13.         REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........................................   34

    Section 13.1.   Registration of Notes.................................................................   34
    Section 13.2.   Transfer and Exchange of Notes........................................................   34
    Section 13.3.   Replacement of Notes..................................................................   34

SECTION 14.         PAYMENTS ON NOTES.....................................................................   35

    Section 14.1.   Place of Payment......................................................................   35
    Section 14.2.   Home Office Payment...................................................................   35

SECTION 15.         EXPENSES, ETC.........................................................................   35

    Section 15.1.   Transaction Expenses..................................................................   35
    Section 15.2.   Survival..............................................................................   36

SECTION 16.         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........................   36

SECTION 17.         AMENDMENT AND WAIVER..................................................................   36

    Section 17.1.   Requirements..........................................................................   36
    Section 17.2.   Solicitation of Holders of Notes......................................................   37
    Section 17.3.   Binding Effect, Etc...................................................................   37
    Section 17.4.   Notes Held by Company, Etc............................................................   37

SECTION 18.         NOTICES...............................................................................   37

SECTION 19.         REPRODUCTION OF DOCUMENTS.............................................................   38

SECTION 20.         CONFIDENTIAL INFORMATION..............................................................   38

SECTION 21.         SUBSTITUTION OF PURCHASER.............................................................   39

SECTION 22.         MISCELLANEOUS.........................................................................   40

    Section 22.1.   Successors and Assigns................................................................   40
    Section 22.2.   Payments Due on Non-Business Days.....................................................   40
    Section 22.3.   Severability..........................................................................   40
    Section 22.4.   Construction..........................................................................   40

    Section 22.5.   Counterparts..........................................................................   40
    Section 22.6.   Governing Law.........................................................................   40
Signature.................................................................................................   41

SCHEDULE A          --     INFORMATION RELATING TO PURCHASERS

SCHEDULE B          --     DEFINED TERMS

SCHEDULE 4.9        --     Changes in Corporate Structure

SCHEDULE 5.4        --     Subsidiaries of the Company and Ownership of
                           Subsidiary Stock

SCHEDULE 5.5        --     Financial Statements

SCHEDULE 5.8        --     Certain Litigation

SCHEDULE 5.10       --     Precautionary UCC Filings

SCHEDULE 5.11       --     Patents, etc.

SCHEDULE 5.14       --     Use of Proceeds

SCHEDULE 5.15       --     Existing Indebtedness

SCHEDULE 5.18       --     Environmental Disclosures

SCHEDULE 10.5       --     Existing Investments

EXHIBIT 1           --     Form of 6.86% Senior Note due September 1, 2015

EXHIBIT 4.4(a)      --     Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b)      --     Form of Opinion of Special Counsel for the Purchasers

                                 STEPAN COMPANY
                            EDENS AND WINNETKA AVENUE
                           NORTHFIELD, ILLINOIS 60093

                    6.86% Senior Notes due September 1, 2015

                                                                     Dated as of
                                                               September 1, 2002

TO THE PURCHASERS LISTED IN
 THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

     STEPAN COMPANY, a Delaware corporation (the "Company"), agrees with the Purchasers listed in the attached Schedule A as follows:

SECTION 1.     AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of $30,000,000 aggregate principal amount of its 6.86% Senior Notes due September 1, 2015 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by each Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.     SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder, are several and not joint obligations, and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

SECTION 3.     CLOSING.

     The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the "Closing") on September 10, 2002. At the Closing the Company

Stepan Company                                           Note Purchase Agreement

will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 5156998 at Bank One, N.A., Chicago, Illinois, ABA No. 071-000013. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in
Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.     CONDITIONS TO CLOSING.

     The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

     Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

     Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing.

     Section 4.3.   Compliance Certificates.

      (a) Officer's Certificate. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

      (b) Secretary's Certificate. The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

     Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from F. Samuel Eberts III, General Counsel of the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser) and (b) from Chapman and Cutler, the Purchasers' special counsel in connection with such transactions, substantially in the form set

Stepan Company                                           Note Purchase Agreement

forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

     Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of the Closing each purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

     Section 4.6. Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Date of Closing pursuant to this Agreement.

     Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     Section 4.9.   Changes in Corporate Structure. Except as specified in
Schedule 4.9, at any time following the date of the most recent financial statements referred to in Schedule 5.5, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity.

     Section 4.10. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and such Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser's special counsel may reasonably request.

SECTION 5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

       The Company represents and warrants to each Purchaser that, as of the date of Closing:

Stepan Company                                           Note Purchase Agreement

     Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

     Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3. Disclosure. The Company, through its agent, Credit Suisse First Boston, has delivered to each Purchaser copies of (a) the annual report as filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2001 (the "10-K") which generally sets forth the business conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries, and (b) the quarterly reports as filed with the Securities and Exchange Commission on Form 10-Q for the quarterly fiscal periods ended March 31, 2002 and June 30, 2002 (the "10-Qs"). This Agreement, the 10-K, the 10-Qs and the other financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 2001, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Purchasers by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Restricted Subsidiaries and Unrestricted Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and Executive Officers (as defined in Rule 405 of the Securities Act).

Stepan Company                                           Note Purchase Agreement

      (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

      (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

      (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except (a) as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments) and (b) as specifically disclosed in writing by the Company (i) to the Purchasers in their capacity as holders of existing notes of the Company in that certain Waiver Agreement dated as of August 12, 2002 (including the Memorandum from the Company entitled "Accounting For Deferred Management Compensation and Deferred Directors' Fees" attached to said Waiver Agreement as Exhibit A) and (ii) in its public filings with the Securities and Exchange Commission.

     Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority

Stepan Company                                           Note Purchase Agreement

Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

     Section 5.8.   Litigation; Observance of Agreements, Statutes and Orders.
(a) Except as disclosed in Schedule 5.8, and excluding environmental matters which are covered in Section 5.18, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws and ERISA) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been audited by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1997.

     Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. No financing statement under the Uniform Commercial Code which names the Company or any of its Restricted Subsidiaries as debtor has been filed in any jurisdiction, and neither the Company nor any of such Restricted Subsidiaries

Stepan Company                                           Note Purchase Agreement

has signed any financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except for precautionary filings described in Schedule 5.10 made in connection with leased equipment and as may otherwise be permitted by Section 10.3.

     All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects. The Company and each Subsidiary enjoys peaceful and undisturbed possession of the premises occupied under all of the leases that are Material under which it is operating, none of which contains any unusual or burdensome provisions that could reasonably be expected to have a Material Adverse Effect. None of the assets or property the value of which is reflected in the Company's consolidated balance sheet as of December 31, 2001, is held by the Company as lessee under any lease or as conditional vendee under any conditional sale contract or other title retention agreement, other than Capitalized Leases included on such consolidated balance sheet and leasehold improvements on leased property in an aggregate amount (net after subtracting the reserve for amortization with respect to such leasehold improvements) not exceeding $3,000,000.

     Section 5.11.  Licenses, Permits, Etc. Except as disclosed in Schedule
5.11,

      (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, except where the failure to own or possess could not reasonably be expected to have a Material Adverse Effect;

      (b) to the best knowledge of the Company, no product of the Company infringes any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person, except for any such infringement which could not reasonably be expected to have a Material Adverse Effect; and

      (c) to the best knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries, except violations which could not reasonably be expected to have a Material Adverse Effect.

     Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to

Stepan Company                                           Note Purchase Agreement

Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate reasonably likely to have a Material Adverse Effect.

      (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $5,000,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in
Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.

      (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

      (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

      (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section
6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

     Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

     Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As

Stepan Company                                           Note Purchase Agreement

used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     Section 5.15. Existing Indebtedness; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of June 30, 2002, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness for borrowed money or Capitalized Leases of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

     Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (enacted October 26, 2001), or any enabling legislation or executive order relating to any of the foregoing. Without limiting the foregoing, neither the Company nor any of its Subsidiaries (a) is a blocked person described in Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit and Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49049 (2001)) or (b) knowingly engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

     Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     Section 5.18. Environmental Matters. Except as set forth in Schedule 5.18 and in the 10-K and the 10-Qs,

               (a) the Company complies with all applicable Environmental Laws, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect; and

Stepan Company                                           Note Purchase Agreement

               (b) neither the Company nor any Subsidiary has knowledge of any claim or has received any written notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.     REPRESENTATIONS OF THE PURCHASER.

     Section 6.1. Purchase for Investment. Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or such pension or trust funds' property shall at all times be within such Purchaser's or such pension or trust funds' control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     Section 6.2. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:

               (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement for such Purchaser most recently filed with such Purchaser's state of domicile; or

               (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
        (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

               (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the

Stepan Company                                           Note Purchase Agreement

        assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph
        (c); or

               (d) the Source is a governmental plan; or

               (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

               (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

        If any Purchaser or any subsequent transferee of the Notes indicates in writing that such Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this
Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.     INFORMATION AS TO COMPANY.

     Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

               (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                    (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

Stepan Company                                           Note Purchase Agreement

                    (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

               (b) Annual Statements -- within 90 days after the end of each fiscal year of the Company, duplicate copies of:

                    (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                    (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

        setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                         (A) an opinion thereon of independent certified public
                    accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                         (B) a certificate of such accountants stating that they
                    have reviewed this Agreement and containing substantially the following: "We have audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheet of Stepan Company as of December 31, 20xx, and the related statements of income, stockholders' equity, and cash flows for the year then ended, and have issued our report thereon. In connection with our audit, nothing came to our attention that caused us to believe that the Company failed to comply with the terms, covenants, provisions or conditions of Section 10.1, 10.2(a)(iii) and 10.6

Stepan Company                                           Note Purchase Agreement

                    of the Note Purchase Agreement dated as of September 1, 2002, with the purchasers stated therein (the "Purchasers") insofar as they relate to financial and accounting matters (except as hereinafter specified). However, our audit was not directed primarily toward obtaining knowledge of noncompliance with such Sections. This report is intended solely for the information and use of the boards of directors and management of Stepan Company and the Purchasers, and is not intended to be and should not be used by anyone other than these specified parties."

        provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this
        Section 7.1(b);

               (c) Restricted Subsidiaries and Unrestricted Subsidiaries -- if, and so long as, the Company has (i) one or more Restricted Subsidiaries, the financial statements referred to in Section 7.1(a) and Section 7.1(b) shall be on a consolidated basis prepared in accordance with GAAP, or (ii) one or more Unrestricted Subsidiaries, the Company shall deliver to the holders of the Notes, promptly after receipt thereof, copies of balance sheets and income and surplus and cash flows statements of each such Subsidiary, prepared in accordance with GAAP, which are not included in the financial statements furnished pursuant to
        Section 7.1(b), in the form delivered to the Company for the fiscal year of each such Subsidiary;

               (d) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

               (e) Notice of Default or Event of Default -- promptly, and in any event within five Business Days (i) after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto and (ii) of their becoming available, one copy of any letter, certificate or other writing supplied by the Company's independent public accountants to any other Person pertaining to whether such accountants have cause to believe that there has been any default by the Company under any other agreement or evidence of Indebtedness;

Stepan Company                                           Note Purchase Agreement

               (f) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                    (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                    (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                    (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

               (g) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary of which a Responsible Officer is aware from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect, provided that, with respect to notices regarding environmental matters at the Company's Maywood, New Jersey property, the Company shall only be required to send copies of such notices containing information regarding (i) adverse developments which are Material or (ii) matters not previously disclosed that could reasonably be expected to have a Material Adverse Effect; and

               (h) Notice of Change of Control -- without limiting the obligations of the Company set forth in Section 8.3, promptly, and in any event within two Business Days of the earlier of becoming aware of the execution of a Definitive Agreement by the Company or the consummation of a Change of Control (as defined in Section 8.3), give notice thereof to all holders of the Notes; and

               (i) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the

Stepan Company                                           Note Purchase Agreement

        Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

     Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

               (a) Covenant Compliance -- the information (including reasonably detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through
        Section 10.10 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

               (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

               (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants with a representative of the Company being present, at the option of the Company, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

               (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants

Stepan Company                                           Note Purchase Agreement

        (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.     PREPAYMENT OF THE NOTES.

     Section 8.1. Required Prepayments. In addition to paying the entire outstanding principal amount and the interest due on the Notes on the maturity date thereof, on September 1, 2009 and on each September 1, thereafter to and including September 1, 2014 the Company will prepay $4,286,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or Section 8.3 or purchase of the Notes permitted by Section 8.6 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

     Section 8.2. Optional Prepayments with Make-Whole Amount. In addition to the prepayments required by Section 8.1, the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in units of $1,000,000 or an integral multiple of $10,000 in excess thereof in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     Section 8.3. Prepayment on Failure of Holders to Consent to Change of Control. In the event that the Company shall request the holders of the Notes in writing to consent to a Change of Control and the holder or holders of any Notes shall, within 30 days following the receipt of such a request, have refused in writing to consent to such a Change of Control, then the Company may at its option, but shall prior to the Change of Control, at any time within 30 days after the earlier of (x) the receipt of a response to such request from the holder or holders of 100% of the outstanding Notes, or (y) the expiration of such 30 day period, and upon not less than three Business Days prior written notice, prepay all (but not less than all) Notes held by each holder which has refused to consent to such Change of Control by prepayment of the principal amount thereof and accrued interest thereon to the date of such prepayment, but without

Stepan Company                                           Note Purchase Agreement

any premium or Make Whole Amount. Any holder which has failed to respond in writing to such request prior to the expiration of such 30 day period shall, for all purposes hereof, be deemed to have consented to such Change of Control. Any request by the Company made pursuant to this Section 8.3 shall set forth (i) a summary of the transaction or transactions causing the Change of Control, (ii) the name and address of the "person" described in clause (i) or (ii) of the definition of the term "Change of Control" set forth below, (iii) such information relating to the acquiror and pro forma financial or other information as would be reasonably necessary for each holder to make an informed decision with respect to such request, (iv) a statement as to whether, at the time of such Change of Control and after giving effect thereto, either any Event of Default or any event which, with the passage of time or giving of notice, or both, would become an Event of Default, shall have occurred and be continuing and (v) a specific reference to this Section 8.3 and the requirement that the holders must respond in writing by the date set forth in the notice and that failure to respond in writing by such specified date shall be deemed consent by such holder to the Change of Control. In the event that the Company shall receive a response to its request from any holder of a Note, it will promptly deliver a copy thereof to all other holders of Notes.

     For purposes of this Agreement, the term "Change of Control" shall mean and shall be deemed to have occurred, (i) upon the Acquisition by any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership, direct or indirect, of more than 50% of the outstanding Voting Stock of the Company, or (ii) upon the Acquisition of the Company, or all or substantially all of its assets by, or the combination of the Company, or all or substantially all of its assets with, another "person" (as defined above), unless, in the case of either of the foregoing clauses (i) or (ii), the acquiring or surviving "person" shall be a corporation more than 50% of the outstanding Voting Stock of which is owned, immediately after such Acquisition or combination, by the owners of the Voting Stock of the Company immediately prior to such Acquisition or combination. The term "Acquisition" shall mean the earlier to occur of (x) the actual possession of the subject Voting Stock or assets, and (y) the consummation of any transaction or series of related transactions which, with the passage of time, will give such person the actual possession thereof. The term "Voting Stock" shall mean securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

     Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. All partial prepayments made pursuant to Section 8.3 shall be applied only to the Notes of the holders who have refused in writing to consent to a Change of Control.

     Section 8.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable,

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Stepan Company                                           Note Purchase Agreement

together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Section 8.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

               "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

               "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

               "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on page "PX-1" of the Bloomberg Financial Markets Service Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in U.S. Treasury securities) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or
        (ii) if no such nationally recognized trading screen reporting on-line intraday trading in United States government securities is available, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in

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Stepan Company                                           Note Purchase Agreement

        accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

               "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

               "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

               "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.     AFFIRMATIVE COVENANTS.

        The Company covenants that so long as any of the Notes are outstanding:

     Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case, except to the extent that non-compliance with such laws, ordinances or governmental rules or regulations, or failure to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves

                                      -19-

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Stepan Company                                           Note Purchase Agreement

are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective Material properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business.

     Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 9.5. Corporate Existence, Etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to
Section 10.8, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Wholly-Owned Restricted Subsidiary or dissolved and the property and assets of such Subsidiary are dividended up to the Company or to a Wholly-Owned Restricted Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     Section 9.6. Payment of Principal, Make-Whole Amount and Interest. The Company will pay or cause to be paid when due the principal and interest, and Make-Whole Amount, if any, to become due in respect of all the Notes according to the terms thereof.

     Section 9.7. Keeping of Books. The Company will, and will cause each Subsidiary to, (a) at all times keep proper books of record and account in which full, true and correct entries will be made of its transactions in accordance with GAAP; and (b) set aside on its books from its earnings, for the fiscal year ending December 31, 2002, and each fiscal year thereafter, proper reserves which, in accordance with GAAP, should be set aside from such earnings in connection with its business.

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Stepan Company                                           Note Purchase Agreement

     Section 9.8. Guaranty by Subsidiaries. The Company will cause each Subsidiary which delivers a Guaranty to any Person (collectively, the "Subsidiary Guarantors") in respect of any Indebtedness of the Company outstanding under the Revolving Credit Agreement to concurrently enter into a Subsidiary Guaranty, and within five Business Days thereafter shall deliver to each of the holders of the Notes the following items:

               (a) an executed counterpart of such Subsidiary Guaranty or joinder agreement in respect of an existing Subsidiary Guaranty, as appropriate;

               (b) an executed counterpart of an intercreditor agreement among the holders of the Notes and each such Person to which a Subsidiary is then delivering a Guaranty giving rise to the requirements of this
        Section 9.8, which agreement shall be in form and substance reasonably satisfactory to the holders of the Notes and shall provide that the proceeds from the enforcement of all such Subsidiary Guaranties shall be shared on an equal and ratable basis among the holders of the Notes and such other Persons; and

               (c) an opinion of counsel satisfactory to the Required Holders to the effect that such Subsidiary Guaranty has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

SECTION 10.    NEGATIVE COVENANTS.

        The Company covenants that so long as any of the Notes are outstanding:

     Section 10.1.  Financial Covenants.

               (a) Interest Coverage Ratio. The Company and its Restricted Subsidiaries will maintain a ratio of Consolidated Earnings Before Interest and Taxes to Consolidated Interest Expense, as of the end of each fiscal quarter of the Company, such that the ratio calculated for such fiscal quarter and the preceding three fiscal quarters taken as one accounting period is at least 2.0 to 1.0.

               (b) Funded Indebtedness Limitation. At no time shall the Company permit the ratio of (i) Consolidated Funded Indebtedness of the Company and its Restricted Subsidiaries to (ii) Consolidated Capitalization to exceed 0.55 to 1.00; provided that for purposes of this Section 10.1(b) all Indebtedness secured pursuant to the provisions of Sections 10.3(b),
        (c) and (d) shall constitute Funded Indebtedness.

               (c) Secured Funded Indebtedness Limitation. The Company will not create, incur, issue, assume or become liable, contingently or otherwise, in respect of any secured Funded Indebtedness other than secured Funded Indebtedness incurred or assumed solely for the purpose of financing the acquisition of any property and secured only as permitted under Sections 10.3(b), (c) and (d), provided that

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Stepan Company                                           Note Purchase Agreement

               (x) the aggregate unpaid principal amount of all Indebtedness of the Company and its Restricted Subsidiaries secured by the mortgages or Liens permitted by Sections 10.3(b), (c) and (d) shall not at any time exceed an amount equal to 10% of Consolidated Capitalization, and

               (y) the sum, without duplication, of (i) the aggregate unpaid principal amount of all Indebtedness of Restricted Subsidiaries permitted by Section 10.2(a)(iii)(A) (excluding Specified Subsidiary Indebtedness), (ii) the aggregate unpaid principal amount of all Indebtedness of the Company secured pursuant to the provisions of Sections 10.3(b), (c) and (d), and (iii) the aggregate amount of liabilities of the Company and its Restricted Subsidiaries secured by Liens permitted pursuant to the provisions of Section 10.3(k), shall not at any time exceed 20% of Consolidated Capitalization.

     Section 10.2. Limitations on Restricted Subsidiaries. The Company will not cause, suffer or permit any Restricted Subsidiary to:

               (a) create, incur, issue, assume or become or be liable, contingently or otherwise, in respect of any Indebtedness except:

                    (i) Indebtedness owing to the Company or to a Wholly-Owned
               Restricted Subsidiary,

                    (ii) unsecured accounts payable and other unsecured
               obligations (other than as a result of borrowing) incurred in the ordinary course of business of such Subsidiary, and

                    (iii) Indebtedness in addition to that described in
               subclauses (i) and (ii) above; provided that

                         (A) the aggregate principal amount of all Indebtedness
                    of Restricted Subsidiaries (other than as described in subclauses (i) and (ii) above and other than Specified Subsidiary Indebtedness) shall not at any time exceed 10% of Consolidated Capitalization;

                         (B) the sum, without duplication, of (x) the aggregate
                    unpaid principal amount of all such Indebtedness permitted by subclause (iii)(A), (y) the aggregate unpaid principal amount of all Indebtedness of the Company secured pursuant to the provisions of Sections 10.3(b), (c) and (d), and (z) the aggregate amount of liabilities of the Company and its Restricted Subsidiaries secured by Liens permitted pursuant to the provisions of Section 10.3(k), shall not at any time exceed 20% of Consolidated Capitalization; and

                         (C) at the time of creation, incurrence, issuance,
                    assumption or guarantee thereof and after giving effect thereto and to the application of

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Stepan Company                                           Note Purchase Agreement

                    the proceeds thereof, no Default or Event of Default would exist (including, without limitation, under Section 10.1(b) hereof); or

               (b) issue or sell any shares of its capital stock or securities convertible into such capital stock except (i) issuance or sale of directors' qualifying shares, (ii) issuance or sale to the Company or to any Wholly-Owned Restricted Subsidiary, (iii) issuance or sale of additional shares of stock of any such Subsidiary to any holders thereof entitled to receive or purchase such additional shares through the declaration of a stock dividend or through the exercise of preemptive rights and (iv) issuance or sale to any Substantially-Owned Restricted Subsidiary for fair value, provided that the Dilution of the Company's and its Restricted Subsidiaries' interests in the Subsidiary whose shares of capital stock or convertible securities are so issued or sold shall be treated as a sale of assets by the Company and such sale or deemed sale shall be permitted by Section 10.8; or

               (c) sell, assign, transfer or otherwise dispose of any shares of capital stock of any class of any other Restricted Subsidiary, or any other security of, or any Indebtedness owing to it by, any other Restricted Subsidiary (except in each case to the Company or to a Wholly-Owned Restricted Subsidiary) unless such sale, assignment, transfer or other disposition (i) shall be to a Substantially-Owned Restricted Subsidiary for fair value and the Dilution of the Company's and its Restricted Subsidiaries' interests in the Subsidiary whose shares of capital stock, securities or Indebtedness are so sold, assigned, transferred or disposed of shall be treated as a sale of assets of the Company and such sale or deemed sale shall be permitted by
        Section 10.8 or (ii) shall meet all the conditions set forth in Section
        10.7 which would be applicable to a similar disposition made by the Company; or

               (d) consolidate with or merge into any other corporation or permit any other corporation to merge into it, except a merger into or consolidation with (i) the Company, (ii) any Wholly-Owned Restricted Subsidiary or (iii) any other corporation if, immediately thereafter,
        (y) the surviving corporation shall be a Restricted Subsidiary, and (z) the Company shall be in full compliance with all the terms and provisions of this Agreement and the Notes; or

               (e) sell, lease, transfer or otherwise dispose of all or any substantial part of its property and assets except (i) to the Company or any Wholly-Owned Restricted Subsidiary or (ii) in the case of a sale to any other Person, in compliance with all applicable requirements of Sections 10.7, 10.8 and 10.11; or

               (f) make any Investments or commitments to make Investments except as expressly permitted by Section 10.5.

Any corporation which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this Section 10.2 be deemed to have created, assumed or incurred, at the time it becomes a Restricted Subsidiary, all Indebtedness of such corporation existing immediately after it becomes a Restricted Subsidiary.

Stepan Company                                           Note Purchase Agreement

     Section 10.3. Limitations on Liens. The Company will not itself, and will not permit or suffer any Restricted Subsidiary to, create or incur or suffer to be created or incurred or to exist any mortgage, Lien, security interest, charge or encumbrance of any kind on, or pledge of, any property or assets of any kind, real or personal, tangible or intangible, of the Company or any such Subsidiary, whether owned on the date of original issue of the Notes or thereafter acquired, or acquire or agree to acquire any property or assets of any kind under a conditional sale agreement or other title retention agreement or file or permit the filing of any financing statement under the Uniform Commercial Code or other similar notice under any other similar statute without equally and ratably securing the Notes with all other obligations secured thereby and which security shall be created and conveyed by documentation (which may include an intercreditor agreement) determined prior to such conveyance to be satisfactory in scope, form and substance to the Required Holders and which security shall continue in full force and effect until either (x) the same is released by the Required Holders, (y) all other obligations secured thereby are discharged, or
(z) the security is released by the holders of all such other obligations, and in any case the Notes shall have the benefit, to the full extent that the holders may be entitled thereto under applicable law, of an equitable Lien on such property or assets equally and ratably securing the Notes; provided, however, that the provisions of this Section 10.3 shall not prevent or restrict the creation, incurring or existence of any of the following:

               (a) any mortgage, Lien, security interest, charge or encumbrance on, or pledge of, any property or assets of any such Subsidiary to secure Indebtedness owing by it to the Company or a Wholly-Owned Restricted Subsidiary;

               (b) purchase money mortgages or other Liens on real property (including leaseholds) and fixtures thereon, acquired by the Company or any such Subsidiary, to secure the purchase price of such property (or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such mortgage or other
        Lien) and created contemporaneously with such acquisition or within 180 days thereafter, or mortgages or other Liens existing on any such property at the time of acquisition of such property by the Company or by such Subsidiary, whether or not assumed, or any mortgage or Lien on real property of such Subsidiary existing at the time of acquisition of such Subsidiary, provided that at the time of the acquisition of the property by the Company or a Restricted Subsidiary, or at the time of the acquisition of the Restricted Subsidiary by the Company, as the case may be, (i) the principal amount of the Indebtedness secured by each such mortgage or Lien, plus the principal amount of all other Indebtedness secured by mortgages or Liens on the same property, shall not exceed 75% (100% in the case of Capitalized Leases) of the cost (which shall be deemed to include the amount of all Indebtedness secured by mortgages or other Liens, including existing Liens, on such property) of such property to the Company or any such Subsidiary, or 75% (100% in the case of Capitalized Leases) of the fair value thereof (without deduction of the Indebtedness secured by mortgages or Liens on such property) at the time of the acquisition thereof by the Company or such Subsidiary, whichever is the lesser, and (ii) every mortgage or Lien shall apply only to the property originally subject thereto and fixed improvements, accessions and attachments constructed or located thereon;

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Stepan Company                                           Note Purchase Agreement

               (c) refundings or extensions of the mortgages or Liens permitted in the foregoing clause (b) applying only to the same property theretofore subject to the same and fixed improvements, accessions and attachments constructed or located thereon and for amounts not exceeding the greater of (i) the principal amounts of the Indebtedness so refunded or extended at the time of the refunding or extension thereof or (ii) amounts of additional Indebtedness then permitted under all applicable provisions of Section 10.1, provided that the principal amount of such Indebtedness, plus the principal amount of all other Indebtedness secured by mortgages or Liens on the same property, shall not exceed 75% (100% in the case of Capitalized Leases) of the fair value thereof (without deduction of the Indebtedness secured by mortgages or Liens on such property) at the time of the refunding or extension;

               (d) the owning or acquiring or agreeing to acquire machinery or equipment useful for the business of the Company or any such Subsidiary subject to or upon chattel mortgages or conditional sale agreements or other title retention agreements, provided that the principal amounts of the Indebtedness secured by such chattel mortgages, plus the aggregate amounts payable under such conditional sale agreements and other title retention agreements, shall not exceed the limitations set forth in
        Section 10.1(c);

               (e) deposits, Liens or pledges to enable the Company or any such Subsidiary to exercise any privilege or license, or to secure payments of workmen's compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any such Subsidiary is a party, or to secure public or statutory obligations of the Company or any such Subsidiary, or to secure surety, stay or appeal bonds to which the Company or any such Subsidiary is a party, but, as to all of the foregoing, only if the same shall arise and continue in the ordinary course of business; or other similar deposits or pledges made and continued in the ordinary course of business;

               (f) mechanic's, workmen's, repairmen's or carriers' Liens, but only if arising, and only so long as continuing, in the ordinary course of business; or other similar Liens arising and continuing in the ordinary course of business; or deposits or pledges in the ordinary course of business to obtain the release of any such Liens;

               (g) Liens arising out of judgments or awards against the Company or any such Subsidiary with respect to which the Company or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review; or Liens incurred by the Company or any such Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or such Subsidiary is a party;

               (h) Liens for taxes not yet subject to penalties for non-payment or contested as permitted by Section 9.4, or survey exceptions, or encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially

Stepan Company                                           Note Purchase Agreement

        impair their use in the operation of the business of the Company or of such Subsidiary owning the same;

               (i) Liens: (x) in favor of the United States of America or any department or agency thereof or in favor of a prime contractor under a United States Government contract, and (y) resulting from the acceptance of progress or partial payments under United States Government contracts or subcontracts thereunder;

               (j) any arrangement permitted by Section 10.9;

               (k) inchoate Liens arising under ERISA to secure contingent liabilities under said Act; or

               (l) Liens on accounts receivable and ancillary rights sold (or in which participating interests are sold) in compliance with all applicable requirements of Section 10.8,

provided, however, that the aggregate unpaid principal amount of all Indebtedness of the Company and its Restricted Subsidiaries secured by the mortgages or Liens of the types described in Sections 10.3(b), (c) and (d) shall not at any time exceed the amounts permitted pursuant to Sections 10.1(c) and 10.2(a)(iii)(B).

       For purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which the property has been retained by or vested in some other person for security purposes and such retention or vesting shall constitute a Lien hereunder.

     Section 10.4. Limitations on Guaranties. The Company will not itself, and will not permit any Restricted Subsidiary to, guarantee any dividend, or guarantee any obligation or Indebtedness, of any other Person other than (a) guaranties by the Company of obligations or Indebtedness of a Restricted Subsidiary which such Subsidiary shall be authorized to incur pursuant to the provisions of this Agreement, (b) guaranties incurred in the ordinary course of business of the Company or of a Restricted Subsidiary, (c) guaranties by the Company of Indebtedness of Persons other than Restricted Subsidiaries if, and to the extent that, immediately after giving effect thereto, no Default or Event of Default would exist (including, without limitation, under Section 10.1(b), treating all such guaranties as Funded Indebtedness for purposes of such determination), (d) Subsidiary Guaranties and (e) Permitted Guaranties.

     Section 10.5. Limitations on Investments. The Company will not itself, and will not permit any Restricted Subsidiary to, make any Investment, or any commitment to make any Investment, if, immediately after giving effect to any such proposed Investment, (a) the aggregate amount of all Investments, including Investments made prior to the date of original issue of the Notes (all such Investments to be taken at the cost thereof at the time of making such Investment without allowance for any subsequent write-offs or appreciation or depreciation thereof, but less any amount repaid or recovered on account of capital or principal), shall exceed

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Stepan Company                                           Note Purchase Agreement

30% of the Consolidated Tangible Net Worth of the Company and its Restricted Subsidiaries, or (b) Consolidated Funded Indebtedness shall exceed 55% of Consolidated Capitalization.

     Section 10.6. Limitations on Dividends. The Company will not declare or pay, or set apart any funds for the payment of, any dividends (other than dividends payable in common stock of the Company) on any shares of capital stock of any class of the Company, or apply any of its funds, property or assets to, or set apart any funds, property or assets for, the purchase, redemption or other retirement of, or make any other distribution, by reduction of capital or otherwise, in respect of, any shares of capital stock of any class of the Company, unless, immediately after giving effect to such action (a) no Default or Event of Default would exist (including, without limitation, under Section 10.1(b) hereof), and (b) the sum of

               (1) the amounts declared and paid or payable as, or set apart for, dividends (other than dividends paid or payable in common stock of the Company) on, or distributions (taken at cost to the Company or fair value at time of distribution, whichever is higher) in respect of, all shares of capital stock of all classes of the Company subsequent to December 31, 2001, and

               (2) the excess, if any, of the amounts applied to, or set apart for, the purchase, redemption or retirement of all shares of capital stock of all classes of the Company subsequent to December 31, 2001, over the sum of (i) such amounts as shall have been received as the net cash proceeds of sales of shares of capital stock of all classes of the Company subsequent to December 31, 2001, plus (ii) the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries converted into or exchanged for shares of capital stock of the Company subsequent to December 31, 2001, would not be in excess of (x) $30,000,000 plus (or minus in the case of a deficit) (y) the Consolidated Net Income of the Company and its Restricted Subsidiaries accrued subsequent to December 31, 2001. The foregoing provisions of this Section 10.6 to the contrary notwithstanding (i) the Company may pay any dividend within 90 days of the date of its declaration if, on the date of declaration, such dividend could properly have been paid within the limitations of this Section 10.6, and (ii) the Company may pay regular dividends on or make payments or purchases required to be made at the time when made by the terms of any sinking fund, purchase fund or mandatory redemption requirement in respect of any outstanding shares of preferred stock of the Company originally issued for cash but all amounts so paid or applied pursuant to clauses (i) and (ii) above shall be included in any subsequent computation of restricted payments under this Section 10.6. The Company will not declare any dividend to be payable more than 90 days after the date of declaration thereof. The Company will not declare any dividend if an Event of Default shall have occurred and be continuing.

     Section 10.7. Limitations on Dispositions of Stock or Indebtedness of Restricted Subsidiaries. The Company will not sell, assign, transfer or otherwise dispose of (except to a Wholly-Owned Restricted Subsidiary) any shares of capital stock of any class of any Restricted Subsidiary, or any other security of, or any Indebtedness owing to the Company by, any such Restricted Subsidiary, unless

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Stepan Company                                           Note Purchase Agreement

               (a) (i) all of the capital stock and other securities owned by the Company and its Restricted Subsidiaries, and the entire Indebtedness of such Restricted Subsidiary at the time owing to the Company and all its other Restricted Subsidiaries, shall be sold, assigned, transferred or otherwise disposed of, at the same time for cash, (ii) such Restricted Subsidiary shall not, at the time of such sale, assignment, transfer or other disposition, own either (x) any shares of capital stock of any class or any other security or any Indebtedness of any other Restricted Subsidiary of the Company which is not being simultaneously disposed of as permitted by this Section 10.7 or (y) any Indebtedness of the Company, and (iii) such sale, assignment or transfer is permitted by Section 10.8; or

               (b) such sale, assignment, transfer or other disposition is to a Substantially-Owned Restricted Subsidiary for fair value and the Dilution of the Company's and its Restricted Subsidiaries' interests in the Subsidiary whose shares of capital stock, securities or Indebtedness are so sold, assigned, transferred or disposed of shall be treated as a sale of assets of the Company and shall be in compliance with the applicable requirements of Section 10.8.

     Section 10.8. Limitations on Mergers, Consolidations and Sales of Assets. The Company will not (a) consolidate with or merge into any other Person, or permit any other Person to merge into the Company, unless (i) the surviving or continuing Person shall be either the Company or another solvent corporation organized under the laws of any state of the United States or the District of Columbia having long term unsecured debt which is rated "BBB" or better by Standard & Poor's Corporation or "Baa" or better by Moody's Investors Service, Inc., (ii) the due and punctual payment of the principal of and Make-Whole Amount, if any, and interest on all of the Notes according to their tenor, and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' right generally and by general equitable principles, and (iii) no Event of Default shall exist at the time of, or result from, such merger or consolidation; or (b) sell, lease, transfer or otherwise dispose of all or any substantial part of its property and assets.

      For the purposes of this Section 10.8 and Section 10.2(e), a sale, lease, transfer or disposition of properties or assets of the Company or a Restricted Subsidiary shall be deemed to be of a "substantial part" thereof only if the fair market value of such properties or assets, when added to the fair market value of all other properties or assets sold, leased, transferred or disposed of by the Company and its Restricted Subsidiaries, other than (x) in the ordinary course of business, or (y) in an Approved Transaction, during the 365 day period ending on the date of the consummation of such sale, lease, transfer or disposition exceeds 15% of the Consolidated Assets of the Company and its Restricted Subsidiaries determined as of the end of the Company's immediately preceding fiscal year.

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Stepan Company                                           Note Purchase Agreement

     As used herein, the term "Approved Transaction" shall mean any sale, lease, transfer or disposition of properties or assets to the extent that the Company shall, within 5 Business Days of such sale, lease, transfer or disposition, certify in writing to each holder of outstanding Notes that such transaction shall constitute an "Approved Transaction" for all purposes hereof.

     The Company will, on a date not later than the 365th day after the occurrence of any Approved Transaction, apply an amount equal to the net after tax proceeds of each Approved Transaction to either

               (i) the purchase, acquisition or construction of capital assets which are useful and to be used in the surfactant, polymer, or specialty chemical business of the Company or a Restricted Subsidiary or a line of business reasonably related to the foregoing or any other line of business in which the Company and its Subsidiaries are engaged as of the date of Closing and described in the 10-K, or

               (ii) the prepayment of unsecured Funded Indebtedness of the Company, including the concurrent prepayment of Notes pursuant to the provisions of Section 8.2 hereof pro rata with all other unsecured Funded Indebtedness then being prepaid;

provided, however, that to the extent that, at any time, the fair market value of all properties or assets which were the subject of Approved Transactions (an amount equal to the net after tax proceeds of which have not theretofore been applied as contemplated in clause (i) or clause (ii) above) exceeds 10% of the Consolidated Assets of the Company and its Restricted Subsidiaries, determined as of the end of the fiscal year of the Company immediately preceding any determination hereunder, the Company will, on a date not later than the 30th day after such determination, apply the net after tax proceeds of such excess Approved Transactions in the manner contemplated in clause (i) or clause (ii) above.

     Section 10.9. Limitations on Sale-and-Leasebacks. The Company will not itself, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, with any person whereby the Company or such Subsidiary shall sell or transfer any manufacturing plant or equipment owned or acquired by the Company or such Subsidiary and then or thereafter rent or lease, as lessee, such property or any part thereof, or other property which the Company or such Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the property being sold or transferred, unless
(a) the lease covering such property or other property shall be for a term of not less than three years, and (b) the Company could then have outstanding unsecured Funded Indebtedness under Section 10.1(b) in an amount not less than the capitalized value of the rentals payable by the Company or such Subsidiary, as the case may be, under such lease determined in accordance with GAAP.

     Section 10.10. Limitations on Rentals. The Company will not itself, and will not permit any Restricted Subsidiary to, enter into, as lessee, or be a party to, any lease of property if, immediately after giving effect to such lease, the aggregate amount of Rentals (excluding up to $2,500,000 of tank car rentals incurred during such fiscal year and any Rentals payable under Capitalized Leases or under leases between the Company and any Wholly-Owned Restricted Subsidiary or between Wholly-Owned Restricted Subsidiaries) for any fiscal year of the

                                      -29-

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Stepan Company                                           Note Purchase Agreement

Company payable by the Company and its Restricted Subsidiaries with respect to all such leases shall exceed 5% of Consolidated Tangible Net Worth of the Company and its Restricted Subsidiaries. For the purposes of this Section 10.10, the term "Rentals," with respect to any lease and for any period, shall mean the aggregate amount payable by the lessee under such lease for such period to the lessor.

     Section 10.11. Transactions with Affiliates. Notwithstanding any other provision hereof, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction with any Affiliate of the Company (other than a Wholly-Owned Restricted Subsidiary) unless such transaction is in the ordinary course of, and pursuant to the reasonable requirements of, the Company's or such Restricted Subsidiary's business and is determined by the Board of Directors of the Company to be at least as favorable to the Company or such Restricted Subsidiary as generally obtainable at the time from persons other than Affiliates of the Company in a similar transaction.

SECTION 11.    EVENTS OF DEFAULT.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Section 10; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of
     Section 11); or

          (e) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in this Agreement, any Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or

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Stepan Company                                           Note Purchase Agreement

     make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $2,500,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $2,500,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $2,500,000, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Indebtedness; or

          (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money in excess of $1,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal or are not discharged within 60 days after the expiration of such stay or appeal; or

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

Stepan Company                                           Note Purchase Agreement

          (j) a Change of Control shall occur and continue for more than 40 days or a default shall occur in giving notice of any Change of Control pursuant to the provisions of Section 7.1(h); or

          (k) any Subsidiary Guaranty shall cease to be in full force and effect for any reason whatsoever (other than with the prior consent of the Required Holders), including, without limitation, a determination by a Governmental Authority of competent jurisdiction that either such guaranty is invalid, void or unenforceable or a Subsidiary Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under any Subsidiary Guaranty; or

          (l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA
     Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(l), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.    REMEDIES ON DEFAULT, ETC.

     Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

      (b) If any Event of Default described in paragraph (a) of Section 11 has occurred and is continuing, any holder or holders of 25% or more in principal amount of the Notes at the time outstanding may, and if any other Event of Default has occurred and is continuing, the Required

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Stepan Company                                           Note Purchase Agreement

Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

      (c) In addition to the collective remedies of the holders of the Notes in clause (b), if any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder of Notes at the time outstanding affected by such Event of Default may at any time, at its option, by notice or notices to the Company, declare all the Notes held by it to be immediately due and payable.

       Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No

                                      -33-

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Stepan Company                                           Note Purchase Agreement

right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee of a Note, or purchaser of a participation therein, shall, by its acceptance of such Note be deemed to make the same representations to the Company regarding the Note or participation as such Purchaser has made pursuant to Section 6.2, provided that such entity may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such entity of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

     Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of

                                      -34-

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Stepan Company                                           Note Purchase Agreement

any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

               (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $15,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

               (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.    PAYMENTS ON NOTES.

     Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Northfield, Illinois, at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     Section 14.2. Home Office Payment. So long as any Purchaser or such Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's signature at the foot of this Agreement, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 14.2.

SECTION 15.    EXPENSES, ETC.

     Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable

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Stepan Company                                           Note Purchase Agreement

attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by such Purchaser or holder).

     Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement made as of the date given and qualified to the extent provided therein. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.    AMENDMENT AND WAIVER.

     Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the

Stepan Company                                           Note Purchase Agreement

Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20 or (iv) give to any Note any preference over any other Note.

     Section 17.2.  Solicitation of Holders of Notes.

       (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

       (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding whether or not such holder consented to such waiver or amendment.

     Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.    NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a

Stepan Company                                           Note Purchase Agreement

recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (i) if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications below such Purchaser's signature at the foot of this Agreement, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Company in writing,

               (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

               (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer with a copy to the Company's General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.    REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.    CONFIDENTIAL INFORMATION.

     For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly

Stepan Company                                           Note Purchase Agreement

known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee or any other holder that shall have previously delivered such a confirmation), such holder will confirm in writing that it is bound by the provisions of this Section 20.

SECTION 21.    SUBSTITUTION OF PURCHASER.

     Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Purchaser's Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all

Stepan Company                                           Note Purchase Agreement

of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.    MISCELLANEOUS.

     Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not. The Company may not assign any of its rights hereunder without the written consent of the holders of the Notes.

     Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by fewer than all, but together signed by all, of the parties hereto.

     Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

Stepan Company                                           Note Purchase Agreement

     The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.


                                   Very truly yours,

                                   STEPAN COMPANY

                                   By
                                     --------------------------------------
                                     Name:
                                     Title:

Stepan Company                                           Note Purchase Agreement

The foregoing is hereby agreed
to as of the date thereof.

                                   THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                     COMPANY


                                   By
                                     --------------------------------------
                                     Name:
                                     Its Authorized Representative


                                   THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                     COMPANY for its Group Annuity Separate
                                     Account


                                   By
                                     --------------------------------------
                                     Name:
                                     Its Authorized Representative

Stepan Company                                           Note Purchase Agreement

The foregoing is hereby agreed
to as of the date thereof.

                                   THRIVENT FINANCIAL FOR LUTHERANS


                                   By
                                     --------------------------------------
                                     Name:
                                     Title:

Stepan Company                                           Note Purchase Agreement

The foregoing is hereby agreed
to as of the date thereof.

                                   CONNECTICUT GENERAL LIFE INSURANCE
                                     COMPANY

                                   By: CIGNA Investments, Inc. (authorized
                                       agent)


                                   By
                                     --------------------------------------
                                     Name:
                                     Title:

Stepan Company                                           Note Purchase Agreement

The foregoing is hereby agreed
to as of the date thereof.

                                   MONY LIFE INSURANCE COMPANY

                                   By MONY Capital Management, Inc., as
                                      Investment Adviser


                                   By
                                     --------------------------------------
                                     Name:
                                     Title:

                                                       PRINCIPAL AMOUNT OF NOTES
                                                            TO BE PURCHASED

THE NORTHWESTERN MUTUAL LIFE                                        $ 20,000,000
 INSURANCE COMPANY
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Attention:  Securities Department
Telecopier Number:  (414) 665-7124

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Stepan Company, 6.86% Senior Notes due September 1, 2015, PPN 858586 E@ 5, principal, premium or interest") to:

         Bankers Trust Company
         ABA #021-001-033
         16 Wall Street
         Insurance Unit, 4th Floor
         New York, New York  10005

         for credit to: The Northwestern Mutual Life Insurance Company Account Number 00-000-027

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment to be addressed, Attention: Investment Operations, Fax Number: (414) 625-6998.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 39-0509570

                                   SCHEDULE A
                          (to Note Purchase Agreement)

                                                       PRINCIPAL AMOUNT OF NOTES
                                                            TO BE PURCHASED

THE NORTHWESTERN MUTUAL LIFE                                         $ 1,000,000
 INSURANCE COMPANY for its Group
 Annuity Separate Account
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Attention:  Securities Department
Telecopier Number:  (414) 665-7124

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Stepan Company, 6.86% Senior Notes due September 1, 2015, PPN 858586 E@ 5, principal, premium or interest") to:

         Bankers Trust Company
         ABA #0210-01033
         16 Wall Street
         Insurance Unit, 4th Floor
         New York, New York  10005

         for credit to: The Northwestern Mutual Life Insurance Company for its
             Group Annuity Separate Account
         Account Number 50-233-339

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment to be addressed, Attention: Investment Operations, Fax Number: (414) 665-6998.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 39-0509570

                                                       PRINCIPAL AMOUNT OF NOTES
                                                            TO BE PURCHASED

THRIVENT FINANCIAL FOR LUTHERANS                                     $ 3,000,000
432l North Ballard Road
Appleton, Wisconsin  54919
Attention: Investment Department

Payments

All payments of principal, interest and premium on the account of the Notes shall be made by bank wire transfer (in immediately available funds) to:

         Citibank, N.A.
         ABA #021-000-089
         DDA #36126473
         Attn: Ann Siberon
         Ref Account #846647
         Thrivent Financial for Lutherans Custody Account
         Stepan Company 6.86% Senior Notes due 2015
         Private Placement Number:  858586 E@ 5
         Reference Purpose of Payment
         Principal and Interest Breakdown

Notices

All notices on or in respect to the Notes and written confirmation of each such payment to be addressed to:

         Investment Department
         Thrivent Financial for Lutherans
         222 West College Avenue, Floor 9
         Appleton, Wisconsin 54911
         Fax: 920-628-3752

         and

         Income Collection & Disbursement
         Attn: Gay Quitsch
         Account #846647
         Thrivent Financial for Lutherans Custody Account
         3800 Citicorp Center Tampa
         Building B, Floor 1, Zone 7
         Tampa, Florida 33610-9122
         Fax: 813-604-1100

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number for Thrivent Financial for Lutherans: 39-0123480

                                                       PRINCIPAL AMOUNT OF NOTES
                                                            TO BE PURCHASED

CONNECTICUT GENERAL LIFE INSURANCE COMPANY                           $ 3,000,000
c/o Cigna Retirement & Investment Services
280 Trumbull Street
Hartford, Connecticut 06103
Attention: Private and Alternative Investments, H16B
Fax: 860-534-7203

Payments

All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

         J. P. Morgan Chase Bank
         BNF=CIGNA Private Placements/AC=9009001802
         ABA #021000021
         OBI=Stepan Company, 6.86% Senior Notes due 2015, PPN 858586 E@ 5, September 1, 2015 and application (as among principal, premium and interest of the payment being made); contact name and phone.

Address for Notices Related to Payments:

         CIG & Co.
         c/o CIGNA Investments, Inc.
         Attention: Securities Processing, H05P
         280 Trumbull Street
         Hartford, Connecticut 06103

         CIG & Co.
         c/o CIGNA Retirement & Investment Services
         Attention: Private and Alternative Investments, H16B
         280 Trumbull Street
         Hartford, Connecticut  06103
         Fax:  860-534-7203

         with a copy to:

         J. P. Morgan Chase Bank
         Private Placement Servicing
         P. O. Box 1508
         Bowling Green Station
         New York, New York  10081
         Attention: CIGNA Private Placements
         Fax: 212-552-3107/1005

Address for All Other Notices:

         CIG & Co.
         c/o CIGNA Retirement & Investment Services
         Attention: Private and Alternative Investments, H16B
         280 Trumbull Street
         Hartford, Connecticut 06103
         Fax: 860-534-7203

Name of Nominee in which Notes are to be issued: CIG & Co.

Taxpayer I.D. Number for CIG & Co.: 13-3574027

                                                       PRINCIPAL AMOUNT OF NOTES
                                                            TO BE PURCHASED

MONY LIFE INSURANCE COMPANY                                          $ 3,000,000
1740 Broadway
New York, New York 10019
Attention: Capital Management Unit
Fax Number: (212) 708-2491

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Stepan Company, 6.86% Senior Notes due September 1, 2015, PPN 858586 E@ 5, principal, premium or interest") to:

         JP Morgan Chase Manhattan Bank
         ABA #021000021
         For credit to Private Income Processing Account No. 900-9000-200 For further credit to Account G52963

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

A.       To JP MORGAN CHASE MANHATTAN BANK:

         (1) If by Regular Mail, Registered Mail, Certified Mail or Federal Express to:

                  JP Morgan Chase Manhattan Bank
                  14201 N. Dallas Parkway
                  13th Floor
                  Dallas, Texas 75254-2917

         (2)      If by fax to:

                  JP Morgan Chase Manhattan Bank
                  (469) 477-1904

B.       WITH A SECOND COPY TO MONY LIFE INSURANCE COMPANY:

         (1) If by Regular Mail, Registered Mail, Certified Mail or Federal Express to:

                  MONY Life Insurance Company
                  1740 Broadway

                  New York, NY 10019
                  Attention: Securities Custody Division
                                M.D. 6-39A

         (2)      If by fax to:

                  (212) 708-2152
                  Attention: Securities Custody Division
                                M.D. 6-39A

C.       ADDRESSES FOR ALL OTHER COMMUNICATIONS

         MONY Capital Management, Inc.
         c/o MONY Life Insurance Company
         1740 Broadway
         New York, NY 10019
         Telecopy No.: (212) 708-2491

Name of Nominee in which Notes are to be issued: J.ROMEO & Co.

MONY Life Insurance Company Taxpayer I.D. Number: 13-1632487

                                  DEFINED TERMS

     Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.

     Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Assets" of any corporation means, at any date, the gross book value as shown by the books of such corporation in accordance with GAAP of all its property, whether real, personal or mixed (exclusive of franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, good will, experimental or organizational expense, leasehold improvements not recoverable at the expiration of a lease, unamortized debt discount and expense, deferred charges and other intangibles and treasury stock), less the sum (without duplication) of (a) all reserves for depreciation, depletion, obsolescence and amortization of its properties (other than properties excluded as hereinabove provided) as shown by the books of such corporation and all other proper reserves which in accordance with GAAP should be set aside in connection with the business conducted by such corporation, other than reserves for contingencies not allocated to any particular purpose; and (b) the amount of any write-up subsequent to December 31, 1986 in the book value of any asset owned by such corporation on such date resulting from the revaluation thereof subsequent to such date, or any write-up in excess of the cost of any asset acquired by such corporation subsequent to such date.

     "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any

                                   SCHEDULE B
                          (to Note Purchase Agreement)
day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois, or New York, New York are required or authorized to be closed.

     "Capitalized Lease" means any lease which, in accordance with GAAP, is of such a nature that payment obligations of the lessee thereunder shall have been or should be capitalized and shown as liabilities (other than current Indebtedness) upon the balance sheet of such lessee.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person, prepared in accordance with GAAP.

     "Closing" is defined in Section 3.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" means Stepan Company, a Delaware corporation.

     "Confidential Information" is defined in Section 20.

     "Consolidated," when used in respect of the Assets, Current Indebtedness and Funded Indebtedness of the Company and its Restricted Subsidiaries means the aggregate of the assets, Current Assets, Current Indebtedness, Funded Indebtedness, respectively, of the Company and its Restricted Subsidiaries, after eliminating all intercompany items and all other items which should be eliminated in accordance with GAAP; provided, however, in determining Consolidated Assets, there shall not be included therein any amount on account of the excess of (i) the cost of acquisition of shares of any Subsidiary over the book value of the assets of such Subsidiary attributable to such shares on the books of such Subsidiary at the date of acquisition of such shares, or (ii) the book value of the assets of such Subsidiary attributable to such shares at the date of such acquisition over the cost of acquisition of such shares; provided, further, in determining Consolidated Funded Indebtedness, there shall not be included therein any duplication of Indebtedness that may arise from the guaranty by a Restricted Subsidiary of Indebtedness of the Company which constitutes Specified Subsidiary Indebtedness.

     "Consolidated Capitalization" means the sum of (i) Consolidated Funded Indebtedness of the Company and its Restricted Subsidiaries, plus (ii) Consolidated Tangible Net Worth.

     "Consolidated Earnings Before Interest and Taxes" means, for any fiscal quarter, the sum of (i) earnings before income taxes for such fiscal quarter, plus (ii) Consolidated Interest Expense for such fiscal quarter less (iii) equity earnings of Unrestricted Subsidiaries of the Company for such quarter determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

     "Consolidated Net Income" means the aggregate of the net income of the Company and its Restricted Subsidiaries, after eliminating all intercompany items and portions of income properly attributable to minority interest in the stock of such Subsidiaries, all computed in accordance with GAAP.

     "Consolidated Tangible Net Worth" means the aggregate of the Tangible Net Worth of the Company and its Restricted Subsidiaries, consolidated in accordance with GAAP.

     "corporation" shall include corporations, joint stock companies and business trusts.

     "Current Indebtedness" means all Indebtedness other than Funded Indebtedness, and, without limitation, shall include (a) all Indebtedness maturing on demand or within one year after the date as of which such determination is made, (b) final maturities and prepayments of Indebtedness and sinking fund payments (including, with respect to the Notes, not only (i) fixed prepayments, but also (ii) other prepayments on and after the date of notice of prepayment thereof pursuant to Sections 8.2 and 8.3) required to be made in respect of any Indebtedness within one year after said date, and (c) all other items (including taxes accrued as estimated) which in accordance with GAAP would be included as current liabilities.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) the rate of interest publicly announced by Bank One, N.A. in Chicago, Illinois as its "base" or "prime" rate.

     "Definitive Agreement" means any binding, definitive written agreement with respect to any proposed transaction, event or series of transactions or events which, when fully performed, is reasonably likely to result in a Change of Control, excluding in all cases, letters of intent, proposals or similar non-definitive expressions of interest.

     "Dilution" means (a) any decrease in the percentage of capital stock and other equity securities of a Restricted Subsidiary beneficially owned, directly or indirectly, by the Company and its Wholly-Owned Subsidiaries resulting from a sale, assignment, transfer or other disposition of capital stock or equity securities of a Restricted Subsidiary or (b) any increase in the minority interests in the capital stock and equity securities of a Restricted Subsidiary as a result of the issuance of capital stock and equity securities by a Restricted Subsidiary to a Person other than the Company or a Wholly-Owned Restricted Subsidiary. For purposes of determining compliance with Section 10.8, the value of any "Dilution" shall be an amount equal to the fair value of that portion of the assets of the relevant Subsidiary determined by multiplying the percentage of the capital stock and other equity securities of such Subsidiary constituting a Dilution by the fair value of all assets of such Subsidiary (assuming, in making such calculations, that all securities convertible into capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion), determined at the time of the Dilution in good faith by the Company and subject to the approval of the Required Holders (which shall not be unreasonably withheld or delayed).

     "Environmental Laws" means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, or to the transportation, storage, disposal, management or release of gases or liquid substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

     "Event of Default" is defined in Section 11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Funded Indebtedness" means all Indebtedness (including capitalized payment obligations under Capitalized Leases) which by its terms matures more than one year from the date as of which any calculation of Funded Indebtedness is made. Funded Indebtedness shall also include the amount by which vested benefits under employee pension benefit plans exceeds the value of assets of such plans allocable to such vested benefit, if any.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means

          (a)  the government of

                (i) the United States of America or any State or other political subdivision thereof, or

                (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

     "Indebtedness" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capitalized Leases;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f)  Swaps of such Person; and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Interest Expense" means with respect to any period for which the amount thereof is to be determined, an amount equal to interest expense on Indebtedness, including payments in the nature of interest under Capitalized Lease Obligations and the discount or implied interest component of Off-Balance Sheet Liabilities, as determined in accordance with GAAP. Interest Expense determined on a consolidated basis for the Company and its Restricted Subsidiaries will be referred to herein as "Consolidated Interest Expense."

     "Investment" shall include any Investment, in cash or by the delivery of other property (except against receipt of the fair value thereof in cash or in the ordinary course of business), whether by acquisition of stock, securities or other Indebtedness, or by loan, advance, capital contribution, transfer of property or otherwise; provided, however, that (a) the acquisition of stock, securities or other Indebtedness of, or a loan, advance capital contribution or transfer of property to, a Restricted Subsidiary (or a corporation which by reason of such transaction will become a Restricted Subsidiary) by the Company or one of its Restricted Subsidiaries, or (b) the purchase, acquisition or ownership by the Company or a Restricted Subsidiary of (i) readily marketable securities issued by states or municipalities within the United States of America or agencies or subdivisions thereof rated "A" or better by any recognized rating agency, (ii) direct obligations of, or obligations unconditionally guaranteed by, the United States of America or any agency thereof, (iii) commercial paper maturing within not more than 270 days from the date of issuance thereof which is issued by any corporation organized and doing business under the laws of the United States of America or any state thereof and which is rated "Prime 1" by Moody's Investors Service, Inc. or "A-1" by Standard and Poor's Corporation (or comparably rated by such organizations or any successors thereto if the rating system is changed or there are such successors), (iv) certificates of deposit issued by any commercial bank organized and doing business under the laws of the United States of America or any state thereof and having (x) capital, surplus and undivided profits aggregating more than $50,000,000, and
(y) outstanding commercial paper which, at the time of acquisition of such certificates of deposit by the Company or any Restricted Subsidiary is rated "Prime 1" by Moody's Investors Service, Inc. or "A-1" by Standard and Poor's Corporation (or comparably rated by such organizations or any successors thereto if the rating system is changed or there are any successors), and (v) trade accounts payable to the Company or a Restricted Subsidiary within six months from the date such liability arose, shall not be deemed an "Investment." In addition, Investments of the Company existing on the date of Closing and described on Schedule 10.5 hereto, shall not be deemed "Investments."

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Make-Whole Amount" is defined in Section 8.7.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     "Net Income" of any corporation for any fiscal period shall mean the net income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) of such corporation for such period, determined in the following manner:

          (a) the gross revenues and other proper income credits of such corporation shall be computed for such period in accordance with GAAP; provided that in any event there shall not be included in such gross revenues and income credits any write up in the book value of any asset resulting from the revaluation thereof; and

          (b) from the amount of such gross revenues and other proper income credits for such period determined as provided in the preceding clause (a), there shall be deducted an amount equal to the aggregate of all expenses and other proper income charges for such period, determined in accordance with GAAP but in any event deducting (without in any respect limiting the generality of the foregoing) the following items: (i) all interest charges; (ii) amortization of debt discount and expense and any other amortization of deferred charges properly subject to amortization; (iii) provision for all taxes whether in respect of property, income, excess profits or otherwise; (iv) provisions for all contingency and other reserves whether general or special; and (v) provision for depreciation, depletion, obsolescence and amortization of the properties of such corporation (including depreciation and amortization of leasehold improvements) in amounts not less than the aggregate amount actually deducted on its books and not less than the aggregate amount claimed (but adjusted for any disallowance) or to be claimed by such corporation for federal income tax purposes for such period; provided, however, that in lieu of accelerated depreciation permitted under the Code, the corporation may at its option provide for depreciation and amortization in amounts based on the normal rates customarily employed by the corporation for identical or similar types of property in the preparation of its audited financial statements, and in such event the corporation shall establish and shall maintain in accordance with GAAP an appropriate reserve in respect of any tax savings as a result of charging for tax purposes such accelerated depreciation or accelerated amortization;

provided that, in determining the amount to be included in clauses (a) and (b) above, (i) any federal tax adjustments for any period prior to January 1, 2002 shall not be a proper charge or credit to income for any period subsequent to that date, and any federal tax adjustment for any period subsequent to December 31, 2001 shall be included as a proper charge or credit to income for the year in which actually received or paid, except to the extent, if any, to which the amount of such latter adjustment is charged to a proper reserve for federal taxes set up out of income for any period subsequent to December 31, 2001; (ii) any adjustments for any period prior to January 1, 2002 resulting from any renegotiation or price redetermination in respect of any Government prime contract, or any subcontract under any Government prime contract, shall not be included as a proper charge or credit to income for any period subsequent to that date, and any such renegotiation or price redetermination adjustment for any period subsequent to December 31, 2001 shall be included as a proper charge or credit to income for the year in which actually received or paid, except to the extent, if any, to which the amount of such adjustment is charged to a proper reserve for renegotiation or price redetermination set up out of income for any period subsequent to December 31, 2001; (iii) any earnings of, and dividends payable to, such corporation in currencies which at the time are blocked against conversion into United States currency shall not be included as a proper charge or credit to income for any period subsequent to December 31, 2001; (iv) any undistributed earnings of, and dividends payable by, unconsolidated Subsidiaries or any other person (other than a Restricted Subsidiary) shall not be included as a proper charge or credit to income for any period subsequent to December 31, 2001; (v) any gains on the sale or other disposition of capital assets and taxes on such excluded gains shall not be included as a proper charge or credit to income for any period subsequent to December 31, 2001; (vi) net earnings and losses of any corporation (other than a Subsidiary) substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of acquisition shall not be included as a proper charge or credit to income for any period subsequent to December 31, 2001; (vii) net earnings or losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger shall not be included as a proper charge or credit to income for any period subsequent to December 31, 2001; and (viii) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for the payment of dividends to the Company or any other Restricted Subsidiary shall not be included as a proper credit to income for any period subsequent to December 31, 2001. The term "capital assets" of any corporation as used herein shall include all fixed assets, both tangible (such as land, buildings, machinery and equipment) and intangible (such as patents, copyrights, trademarks, trade names, formulae and good will), and securities.

     "Notes" is defined in Section 1.

     "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries (calculated to include the unrecovered investment of purchasers or transferees of accounts or any other obligation of such Person or such transferor to purchasers/transferees of interests in accounts or notes receivable or the agent for such purchasers/transferees), (ii) any liability under any sale and leaseback transaction which is not a Capitalized Lease, (iii) any liability under any financing lease or Synthetic Lease or "tax ownership operating lease" transaction entered into by such Person, including any Synthetic Lease Obligations, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Permitted Guaranties" means and includes each unsecured Guaranty by a Subsidiary of the Company's obligations under (a) the Revolving Credit Agreement and (b) the Company's then outstanding private placement note purchase agreements, provided that the Indebtedness of such Subsidiary under each such Guaranty qualifies as Specified Subsidiary Indebtedness.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates); provided that, (a) so long as the Notes are held by the original Purchasers or (b) at any time that The Northwestern Mutual Life Insurance Company and its Affiliates cease to hold more than 50% of the aggregate outstanding principal amount of the Notes, then, at any time when there are two or more holders of Notes, the Required Holders must include at least two holders of Notes.

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "Restricted Subsidiary" means any Subsidiary of the Company which (a) is organized under the laws of any state of the United States of America or under the laws of Canada or any province thereof, (b) has substantially all of its assets located within, and operates substantially within, the United States of America or Canada, (c) at least 50% of the outstanding voting stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, by one or more of its Wholly-Owned Restricted Subsidiaries or by the Company and one or more of its Wholly-Owned Restricted Subsidiaries, and (d) which the Company designates as a Restricted Subsidiary, by notice to the holders of the Notes in the manner provided in Section 18; provided, however, that the Company may not designate any Unrestricted Subsidiary as a Restricted Subsidiary, or any Restricted Subsidiary as an Unrestricted Subsidiary, unless at the time of such designation, and after giving effect thereto, no Default or event which the passage of time or giving of notice, or both, would constitute an Event of Default would exist; and provided further that the Company may not subsequently change the designation of any Subsidiary from Restricted Subsidiary to Unrestricted Subsidiary, or from Unrestricted Subsidiary to Restricted Subsidiary, unless (w) the Company shall have given not less than 10 days' prior notice to the holders of the Notes that a Responsible Officer has made such a determination, (x) at the time of such designation and, on a pro forma basis, treating such designation as having occurred on the last day of the immediately preceding fiscal quarter, no Default or event which the passage of time or giving of notice, or both, would constitute an Event of Default would exist, (y) any designation of a Restricted Subsidiary to an Unrestricted Subsidiary is treated as a sale of assets subject to the provisions of Section 10.8 and immediately after such designation and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing under Section 10.8 and
(z)(i) a Subsidiary initially designated a Restricted Subsidiary shall not subsequently be designated an Unrestricted Subsidiary more than once or subsequently be designated a Restricted Subsidiary more than once and (ii) a Subsidiary initially designated an Unrestricted Subsidiary shall not subsequently be designated a Restricted Subsidiary more than once or subsequently be designated an Unrestricted Subsidiary more than once. For all purposes of this Agreement, the Company shall, on Schedule 5.4, designate each Subsidiary which exists as of the date of Closing as an Unrestricted Subsidiary.

     "Revolving Credit Agreement" means that certain Revolving Credit Agreement dated as of May 3, 2002 among the Company, Bank One, N.A., as Agent and the other financial institutions named therein, such term to include any credit facility or other instrument evidencing borrowed money replacing all or part of such Revolving Credit Agreement.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "Specified Subsidiary Indebtedness" means Indebtedness of Subsidiaries consisting of unsecured Guaranties of the Company's obligations under and pursuant to (a) the Revolving Credit Agreement and (b) each of the Company's then outstanding private placement note purchase agreements and notes, provided that, within the time period required by Section 9.8 of this Agreement, the Company shall have executed and delivered, or shall have caused to be executed and delivered, to the holders of the Notes (i) an executed counterpart of a Subsidiary Guaranty or joinder agreement in respect of an existing Subsidiary Guaranty, from each of the Subsidiaries guaranteeing the Company's obligations under such Revolving Credit Agreement, and (ii) an executed counterpart of an intercreditor agreement among the holders of the Notes, each Person which is a party to the Revolving Credit Agreement as a lender or creditor (or an authorized agent on their behalf), each holder of the Company's other private placement notes then outstanding, the Company and each such guaranteeing Subsidiary, all as and to the extent required by Section 9.8 of this Agreement.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Guarantors" is defined in Section 9.8.

     "Subsidiary Guaranty" means any Guaranty of any Subsidiary with respect to the payment of the Notes and all other sums due and owing by the Company under this Agreement, which Guaranty shall be in form and substance reasonably satisfactory to the Required Holders.

     "Substantially-Owned Restricted Subsidiary" means any Restricted Subsidiary 90% or more of the equity interests (other than directors' qualifying shares) and voting interests at the time are owned directly or indirectly by the Company, or by one or more of its Substantially-Owned Restricted Subsidiaries or by the Company and one or more of its Substantially-Owned Restricted Subsidiaries.

     "substantial part" is defined in Section 10.8.

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Synthetic Lease" means each so-called synthetic, off-balance sheet or tax retention lease or other arrangement, however described, under which (a) the obligor accounts for its interest in the property covered thereby under GAAP as lessee of a lease which is not a capital lease and accounts for its interest in the property covered thereby for Federal income tax purposes as the owner or (b) the obligations of the obligor do not appear on the balance sheet of such obligor but which, upon the insolvency or bankruptcy of such obligor, would be characterized as the indebtedness of such obligor (without regard to accounting treatment).

     "Synthetic Lease Obligation" means the monetary obligation of a Person under a Synthetic Lease.

     "Tangible Net Worth" of any corporation shall mean the sum of the amounts set forth on the balance sheet of such corporation, prepared in accordance with GAAP and as of any date selected by such corporation not more than 45 days prior to the taking of any action for the purpose of which the determination is being made, which appears as (a) the par or stated value of all outstanding stock, (b) capital, paid-in and earned surplus and (c) long term deferred tax liabilities, less the sum of (i) any surplus resulting from any write-up of assets, (ii) good will, including any amounts (however designated on such balance sheet) representing the cost of acquisitions of Restricted Subsidiaries in excess of underlying tangible assets, unless an appraisal of such assets made by a reputable firm of appraisers at the time of acquisition shall indicate sufficient value to cover such excess, (iii) any amounts by which Investments in persons appearing on the asset side of such balance sheet exceed the lesser of cost or the proportionate share of such corporation in the book value of the assets of such persons, provided that such book value shall be reduced by any amounts representing restrictions on the payment of dividends by such persons pursuant to any law, charter provision, mortgage or indenture or, in lieu of the foregoing, any Investment may be carried at its market value if the securities representing such Investment are publicly traded,
(iv) patents, trademarks, copyrights, leasehold improvements not recoverable at the expiration of a lease and deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses, experimental and development expenses, but excluding prepaid expenses), (v) any amounts at which shares of capital stock of such corporation appear on the asset side of such balance sheet, (vi) any amount of Indebtedness not included on the liability side of such balance sheet and (vii) other comprehensive income or expense (as defined by GAAP), to the extent included in subclause (a), (b) or (c) above.

     "10-K" is defined in Section 5.3.

     "10-Qs" is defined in Section 5.3.

     "Unrestricted Subsidiary" means any Subsidiary other than a Subsidiary which has been designated a Restricted Subsidiary. Any Subsidiary which is not expressly designated a Restricted Subsidiary or an Unrestricted Subsidiary shall be deemed designated an Unrestricted Subsidiary.

     "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary all of the equity interests (other than directors' qualifying shares) and voting interests at the time is owned directly or indirectly by the Company, or by one or more of its Wholly-Owned Restricted Subsidiaries or by the Company and one or more of its Wholly-Owned Restricted Subsidiaries.

                                  SCHEDULE 4.9
                         CHANGES IN CORPORATE STRUCTURE

     None.

                                  SCHEDULE 4.9
                          (to Note Purchase Agreement)

                                  SCHEDULE 5.4
          SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

                           SUBSIDIARIES OF THE COMPANY

                                                   PERCENTAGE OF
                                 JURISDICTION     SHARES HELD OR    RESTRICTED
                               OF INCORPORATION    BENEFICIALLY     SUBSIDIARY
      CORPORATE NAME             OR FORMATION          OWNED           (Y/N)
------------------------------------------------------------------------------
Stepan Europe S.A.             France             100%             N
------------------------------------------------------------------------------
Stepan Canada, Inc.            Canada             100%             N
------------------------------------------------------------------------------
Stepan Mexico, S.A. de C.V.    Mexico             100%             N
------------------------------------------------------------------------------
Stepan Quimica Ltda.           Brazil             100%             N
------------------------------------------------------------------------------
Stepan Colombiana de Quimicos  Colombia           100%             N
------------------------------------------------------------------------------
Stepan UK Limited              England and        100% (by
                               Wales              Stepan Europe
                                                  S.A.)            N
------------------------------------------------------------------------------
Stepan Deutschland GmbH        Germany            100% (by
                                                  Stepan Europe
                                                  S.A.)            N
------------------------------------------------------------------------------

                            AFFILIATES OF THE COMPANY

                                              PERCENTAGE OF
                           JURISDICTION      SHARES HELD OR   RESTRICTED
                          OF INCORPORATION    BENEFICIALLY    SUBSIDIARY
     CORPORATE NAME        OR FORMATION          OWNED          (Y/N)
------------------------------------------------------------------------
Stepan Philippines S.A.
(Joint Venture)           Philippines        50%              N
------------------------------------------------------------------------

                  DIRECTORS AND SENIOR OFFICERS OF THE COMPANY

                  NAME                          TITLE/OFFICE
------------------------------------------------------------------------
            F. Quinn Stepan         Chairman and Chief Executive Officer
------------------------------------------------------------------------
          F. Quinn Stepan, Jr.         President and Chief Operating
                                            Officer and Director
------------------------------------------------------------------------
            John V. Venegoni        Vice President and General Manager -
                                                Surfactants
------------------------------------------------------------------------

                                  SCHEDULE 5.4
                          (to Note Purchase Agreement)

           Robert J. Wood               Vice President and General Manager -
                                                     Polymers
-----------------------------------------------------------------------------
         F. Samuel Eberts III            Vice President, General Counsel and
                                                     Secretary
-----------------------------------------------------------------------------
          Anthony J. Zoglio              Vice President - Manufacturing and
                                                    Engineering
-----------------------------------------------------------------------------
          James E. Hurlbutt              Vice President and Corporate
                                                    Controller
-----------------------------------------------------------------------------
          Kathleen M. Owens              Senior Attorney and Assistant
                                                Corporate Secretary
-----------------------------------------------------------------------------
          James A. Hartlage                         Director
-----------------------------------------------------------------------------
          Thomas F. Grojean                         Director
-----------------------------------------------------------------------------
           Paul H. Stepan                           Director
-----------------------------------------------------------------------------
          Robert D. Cadieux                         Director
-----------------------------------------------------------------------------
          Robert G. Potter                          Director
-----------------------------------------------------------------------------

              LIENS ON CAPITAL STOCK OF SUBSIDIARIES OF THE COMPANY

As guarantee of payment and reimbursement of all sums due in respect to Stepan Europe S.A. term loan, the stock of Stepan UK and Stepan Deutschland were pledged as security to Credit Lyonnais and Lyonnaise de Banque, both of Lyon, France.

In addition, Stepan Europe S.A. also assigned a EUR 3 million mortgage on the land and fixed assets located at Voreppe (Isere, France).

          AGREEMENTS CONTAINING RESTRICTIONS ON ABILITY OF SUBSIDIARIES
                                TO PAY DIVIDENDS

Stepan Europe S.A. term loan prohibits dividend payments.

              AGREEMENTS WITH REQUIREMENTS AFFECTING PARENT COMPANY

Stepan Europe S.A. bank term loan requires inter-company loans from Stepan Company, as of any year-end, to be equal in amount to the balance then outstanding on the bank term loan.

                              SCHEDULE 5.4 (CONT'D)
                          (to Note Purchase Agreement)

                                  SCHEDULE 5.5
                              FINANCIAL STATEMENTS

December 31, 2000 Form 10-K and Financial Statements (audited):

     Consolidated Balance Sheets as of December 31, 2000 and 1999

     Consolidated Statements of Income - December 31, 2000, 1999 and 1998

     Consolidated Statements of Cash Flows - December 31, 2000, 1999 and 1998

December 31, 2001 Form 10-K and Financial Statements (audited):

     Consolidated Balance Sheets as of December 31, 2001 and 2000

     Consolidated Statements of Income - December 31, 2001, 2000 and 1999

     Consolidated Statements of Cash Flows - December 31, 2001, 2000 and 1999

Interim (unaudited) quarterly Financial Statements - 2002

     March 31, 2002 Form 10-Q

     June 30, 2002 Form 10-Q

                                  SCHEDULE 5.5
                          (to Note Purchase Agreement)

                                  SCHEDULE 5.8
                               CERTAIN LITIGATION

None.

                                  SCHEDULE 5.8
                          (to Note Purchase Agreement)

                                  SCHEDULE 5.10
                            PRECAUTIONARY UCC FILINGS

     SECURED PARTY        DEBTOR  FILING DATE/FILE #   FILING OFFICE            DOCUMENT TYPE -- PROPERTY COVERED
---------------------------------------------------------------------------------------------------------------------------
Forsythe/McArthur
Associates, Inc., Lessor          2/25/93, 3089608     Illinois SOS   UCC-1: Leased computer, data processing,
                                                                      telecommunications and other equipment including
                                                                      attachments, accessories, replacements, products and
                                                                      proceeds relating thereto
---------------------------------------------------------------------------------------------------------------------------
Forsythe/McArthur
Associates, Inc.                  8/28/97, 3733310     Illinois SOS   UCC-3: Continues 3089608
---------------------------------------------------------------------------------------------------------------------------
Pitney Bowes Credit
Corporation                       10/27/97, 3755618    Illinois SOS   UCC-1: All equipment of whatever nature
                                                                      manufactured, sold or distributed by Pitney Bowes
                                                                      Credit Inc., Monarch Marketing Systems Inc., Pitney
                                                                      Bowes Credit Corp., Dictaphone Corp. and subject to
                                                                      lease between debtor and secured party, including
                                                                      proceeds, additions and replacements relating thereto
---------------------------------------------------------------------------------------------------------------------------
Minolta Business
Systems, Inc.                     11/21/97, 3766297    Illinois SOS   UCC-1: Leased Minolta Copier and Controller
---------------------------------------------------------------------------------------------------------------------------
Minolta Business
Systems, Inc.                     2/1/99, 3981526      Illinois SOS   UCC-1: Leased Minolta Controller
---------------------------------------------------------------------------------------------------------------------------
IBM Credit Corporation,
Lessor                            3/22/00, 4184547     Illinois SOS   UCC-1: Leased computer information processing and
                                                                      other peripheral equipment and goods wherever
                                                                      located, including additions, accessions, upgrades
                                                                      and replacements
---------------------------------------------------------------------------------------------------------------------------
Amcore Consumer
Finance, Inc., Assignee           12/12/97, 1806897   New Jersey SOS  UCC-1: 4 leased Stainless Steel 350 Gal Tanks, includes proceeds
---------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 5.10
                          (to Note Purchase Agreement)

                                  SCHEDULE 5.11
                                  PATENTS, ETC.

None.

                                  SCHEDULE 5.11
                          (to Note Purchase Agreement)

                                  SCHEDULE 5.14
                                 USE OF PROCEEDS

Loan proceeds will be used to repay existing debt as well as for capital expenditures, working capital, acquisitions, dividends and other corporate purposes.

                                  SCHEDULE 5.14
                          (to Note Purchase Agreement)

                                  SCHEDULE 5.15
                              EXISTING INDEBTEDNESS

  INDEBTEDNESS OF THE COMPANY AND ITS SUBSIDIARIES OUTSTANDING ON JUNE 30, 2002

                                            DESCRIPTION OF                                 OUTSTANDING
                                             INDEBTEDNESS                                   PRINCIPAL
                                          (INCLUDING INTEREST   COLLATERAL (IF               AMOUNT
    OBLIGOR              CREDITOR                RATE)               ANY)         MATURITY  ($000'S)
------------------------------------------------------------------------------------------------------
Stepan Company      The Northwestern
                    Mutual Life
                    Insurance Company     9.70% Notes          None              2003      $       667
------------------------------------------------------------------------------------------------------
Stepan Company      The Northwestern
                    Mutual Life
                    Insurance Company     7.22% Notes          None              2007      $     5,500
------------------------------------------------------------------------------------------------------
Stepan Company      The Northwestern
                    Mutual Life
                    Insurance Company     7.69% Notes          None              2005      $     2,250
------------------------------------------------------------------------------------------------------
Stepan Company      The Northwestern
                    Mutual Life
                    Insurance Company     7.77% Notes          None              2010      $     8,182
------------------------------------------------------------------------------------------------------
Stepan Company      The Northwestern
                    Mutual Life
                    Insurance Company     6.59% Notes          None              2013      $    20,000
------------------------------------------------------------------------------------------------------
Stepan Company      Aid Association
                    for Lutherans         7.22% Notes          None              2007      $     5,500
------------------------------------------------------------------------------------------------------
Stepan Company      Aid Association
                    for Lutherans         7.69% Notes          None              2005      $     2,250
------------------------------------------------------------------------------------------------------
Stepan Company      Aid Association
                    for Lutherans         7.77% Notes          None              2010      $     8,182
------------------------------------------------------------------------------------------------------
Stepan Company      The Mutual Life
                    Insurance
                    Company of New
                    York                  7.22% Notes          None              2007      $     5,500
------------------------------------------------------------------------------------------------------

                                  SCHEDULE 5.15
                           (to Note Purchase Agreement)

Stepan Company      The Mutual Life
                    Insurance
                    Company of New
                    York                  7.69% Notes          None              2005      $     1,500
------------------------------------------------------------------------------------------------------
Stepan Company      The Mutual Life
                    Insurance
                    Company of New
                    York                  7.77% Notes          None              2010      $     5,454
------------------------------------------------------------------------------------------------------
Stepan Company      Connecticut
                    General Life
                    Insurance Company     6.59% Notes          None              2013      $    10,000
------------------------------------------------------------------------------------------------------
Stepan Company      Bank One, NA          Revolving Credit
                    (Agent)               Agreement            None              2007      $    35,700
------------------------------------------------------------------------------------------------------
Stepan Europe S.A.  Credit Lyonnais       Term Loan            Shares of Stepan
                    (50%)                                      UK and Stepan
                                                               Deutschland, EUR
                    Lyonnaise de                               3MM mortgage on
                    Banque (50%)                               the land & fixed
                                                               assets located
                                                               at Voreppe
                                                               (Isere, France).  2008      EUR 13,400
------------------------------------------------------------------------------------------------------
Stepan Europe S.A.  Water Agency          Government Subsidy   None              2007      EUR 66
------------------------------------------------------------------------------------------------------
Stepan Deutschland
GmbH                SEB AG                5.50% term loan      None              2006      EUR 1,265
------------------------------------------------------------------------------------------------------

       AGREEMENTS PROVIDING FOR FUTURE LIENS ON PROPERTIES OF THE COMPANY
                              AND ITS SUBSIDIARIES:

None.

                             SCHEDULE 5.15 (CONT'D)
                          (to Note Purchase Agreement)

                                  SCHEDULE 5.18
                              ENVIRONMENTAL MATTERS

The company's site in Maywood, New Jersey and property formerly owned by the company adjacent to its current site, were listed on the National Priorities List in September 1993 pursuant to the provisions of the Comprehensive Environmental Response Compensation and Liabilities Act (CERCLA) because of certain alleged chemical contamination. Pursuant to an Administrative Order on Consent entered into between the United States Environmental Protection Agency (USEPA) and the company for property formerly owned by the company, and the issuance of an order by USEPA to the company for property currently owned by the company, the company completed a Remedial Investigation Feasibility Study (RI/FS) in 1994. The company has also submitted additional information regarding the remediation, most recently in February 2002. Discussions between USEPA and the company are continuing. The company is awaiting the issuance of a Record of Decision (ROD) from USEPA relating to the currently owned and formerly owned company property and the proposed remediation. The final ROD will be issued sometime after the public comment period.

In 1985, the company entered into a Cooperative Agreement with the United States of America represented by the Department of Energy (Agreement). Pursuant to this Agreement, the Department of Energy (DOE) took title to radiological contaminated materials and was to remediate, at its expense, all radiological waste on the company's property in Maywood, New Jersey. The Maywood property (and portions of the surrounding area) were remediated by the DOE under the Formerly Utilized Sites Remedial Action Program, a federal program under which the U.S. Government undertook to remediate properties which were used to process radiological material for the U.S. Government. In 1997, responsibility for this clean-up was transferred to the United States Army Corps of Engineers (USACE). On January 29, 1999, the company received a copy of a USACE Report to Congress dated January 1998 in which the USACE expressed their intention to evaluate, with the USEPA, whether the company and/or other parties might be responsible for cost recovery or contribution claims related to the Maywood site. Subsequent to the issuance of that report, the USACE advised the company that it had requested legal advice from the Department of Justice as to the impact of the Agreement.

By letter dated July 28, 2000, the Department of Justice advised the company that the USACE and USEPA had referred to the Justice Department claims against the company for response costs incurred or to be incurred by the USACE, USEPA and the DOE in connection with the Maywood site and the Justice Department stated that the United States is entitled to recovery of its response costs from the company under CERCLA. The letter referred to both radiological and non-radiological hazardous waste at the Maywood site and stated that the United States has incurred unreimbursed response costs to date of $138 million. Costs associated with radiological waste at the Maywood site, which the company believes represent all but a small portion of the amount referred to in the Justice Department letter, could be expected to aggregate substantially in excess of that amount. In the letter, the Justice Department invited the company to discuss settlement of the matter in order to avoid the need for litigation. The company believes that its liability, if any, for such costs has been resolved by the aforesaid Agreement. Despite the fact

                                  SCHEDULE 5.18
                          (to Note Purchase Agreement)
that the company continues to believe that it has no liability to the United States for such costs, discussions with the Justice Department are currently ongoing to attempt to resolve this matter.

The company believes it has adequate reserves for claims associated with the Maywood site. However, depending on the results of the ongoing discussions regarding the Maywood site, the final cost of the remediation could differ from the current estimates.

As reported previously, the company has been named as a potentially responsible party (PRP) in the case USEPA v. Jerome Lightman (92 CV 4710 D. N. J.) which involves the Ewan and D'Imperio Superfund Sites located in New Jersey. Trial on the issue of the company's liability at these sites was completed in March 2000. The company is awaiting a decision from the court. If the company is found liable at either site, a second trial as to the company's allocated share of clean-up costs at these sites will likely be held in 2003. The company believes it has adequate defenses to the issue of liability. In the event of an unfavorable outcome related to the issue of liability, the company believes it has adequate reserves. On a related matter, the company has filed an appeal to the United States Third Circuit Court of Appeals objecting to the lodging of a partial consent decree in favor of the United States Government in this action. Under the partial consent decree, the government recovered past costs at the site from all PRPs including the company. The company paid its assessed share but by objecting to the partial consent decree, the company is seeking to recover back the sums it paid.

Regarding the D'Imperio Superfund Site, USEPA has indicated it will seek penalty claims against the company based on the company's alleged noncompliance with the modified Unilateral Administrative Order. The company is currently negotiating with USEPA to settle its proposed penalty against the company but does not believe that a settlement, if any, will have a material impact on the financial condition of the company. In addition, the company also received notice from the New Jersey Department of Environmental Protection (NJDEP) dated March 21, 2001, that NJDEP has indicated it will pursue cost recovery against the alleged responsible parties, including the company. The NJDEP's claims include costs related to remediation of the D'Imperio Superfund Site in the amount of $434,405.53 and alleged natural resource damages in the amount of $529,584.00 (as of November 3, 2000). The NJDEP settled such claims against the alleged responsible parties, resulting in the company paying its portion of $83,061.00 in July 2002. This payment is subject to reallocation after the allocation phase of the above-identified trial, if any. The payment did not have a material impact on the financial condition of the company.

As reported previously, the company received a Section 104(e) Request for Information from USEPA dated March 21, 2000, regarding the Lightman Drum Company Site located in Winslow Township, New Jersey. The company responded to this request on May 18, 2000. In addition, the company received a Notice of Potential Liability and Request to Perform RI/FS dated June 30, 2000, from USEPA. The company has decided that it will participate in the performance of the RI/FS. However, based on the current information known regarding this site, the company is unable to predict what its liability, if any, will be for this site.

                             SCHEDULE 5.18 (CONT'D)
                          (TO NOTE PURCHASE AGREEMENT)

                                  SCHEDULE 10.5
                  EXISTING INVESTMENTS AS OF DECEMBER 31, 2001

                                              Amount of Investment*
             Investment In                          ($000's)
--------------------------------------------------------------------------------
Stepan Europe S.A.                            $              26,762
--------------------------------------------------------------------------------
Stepan Philippines S.A.                       $               8,814
--------------------------------------------------------------------------------
Stepan Mexico S.A. de C.V.                    $               5,754
--------------------------------------------------------------------------------
Stepan Colombiana de Quimicos                 $               4,311
--------------------------------------------------------------------------------
Stepan Canada, Inc.                           $                 880
--------------------------------------------------------------------------------
Stepan Quimica Ltda.                          $                 221
--------------------------------------------------------------------------------

* Investments are shown at cost at the time of investment, without allowance for any subsequent write-offs, appreciation or depreciation, less any amounts repaid or recovered on account of capital or principal.

                                  SCHEDULE 10.5
                          (to Note Purchase Agreement)

                                 [FORM OF NOTE]

                                 STEPAN COMPANY

                     6.86% Senior Note due September 1, 2015

No. _________                                                             [Date]
$____________                                                     PPN 858586 E@5

     For Value Received, the undersigned, Stepan Company (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ________________, or registered assigns, the principal sum of ________________ Dollars on September 1, 2015, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.86% per annum from the date hereof, payable semiannually, on the first day of each March and September in each year, commencing with the March 1 or September 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.86% or (ii) the rate of interest publicly announced by Bank One, N.A. from time to time in Chicago, Illinois as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company's office in Northfield, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

     This Note is one of the Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of September 1, 2002 (as from time to time amended, the "Note Purchase Agreement"), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section
6.2 of the Note Purchase Agreement, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under
Section 406(a) of ERISA.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the

                                    EXHIBIT 1
                          (to Note Purchase Agreement)

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

     This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                 STEPAN COMPANY


                                 By
                                   ---------------------------------------
                                   Name:
                                   Title:

                                      E-1-2

                        DESCRIPTION OF OPINION OF COUNSEL
                                 TO THE COMPANY

     The closing opinion of F. Samuel Eberts III, General Counsel of the Company, which is called for by Section 4.4(a) of the Note Purchase Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

          1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

          2. Each Restricted Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

          3. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          5. No order, permission, consent or approval of any federal or state commission, board or regulatory body is required as a condition to the lawful execution and delivery of the Note Purchase Agreement or the Notes.

                                EXHIBIT - 4.4(a)

          6. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Purchase Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Certificate of Incorporation or By-laws of the Company, any law or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

          7. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

          8. The issuance of the Notes being delivered at the Closing and the use of the proceeds of the sale of such Notes in accordance with the provisions of and contemplated by the Note Purchase Agreement do not violate Section 7 of the Exchange Act or Regulation T or X of the Board of Governors of the Federal Reserve System.

          9. Except as set forth in the 10-K or in Schedule 5.8, there are no actions, suits or proceedings pending or, to the best knowledge and belief of such counsel, threatened against or affecting the Company, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, an adverse determination with respect to which may result in any material adverse change in the business, properties, assets or condition, financial or otherwise, of the Company.

     The opinion of F. Samuel Eberts III shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

                                   E-4.4(a)-2

                    DESCRIPTION OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

     The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.4(b) of the Note Purchase Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

          1. The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreement and to issue the Notes.

          2. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     The opinion of Chapman and Cutler shall also state that the opinion of F. Samuel Eberts III is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

     In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware, the By-laws of the Company and the General Corporation Law of the State of Delaware. The opinion of Chapman and Cutler is limited to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

     With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon

                                    E-4.4(b)
representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

                                   E-4.4(b)-2